Exhibit 16 under Form N-1A
Exhibit 99 under Item 601/Reg. S-K


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
Federated Limited Duration Fund
Institutional Shares
                                                  Yield = 2{(  $27,588.49     -        $0.00    )+1)^6-1}=
                                                               ------------------------------------------------------------------
Computation of SEC Yield                                       507,475        *(       $9.96    -                   0.00000)
As of:  March 31, 1997
                                                               SEC Yield =             6.64%
                                                                                       =========

Dividend and/or Interest
Inc for the 30 days ended           $27,588.49

Net Expenses for                    $0.00
the Period

Avg Daily Shares
Outstanding and entitled
to receive dividends                507,475

Maximum offering price              $9.96
per share as of 3/31/97

Undistributed net income            0.00000




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